                                                                   EXHIBIT 99(b)
                         Notice Of Guaranteed Delivery

                                      for

                        Tender of Shares of Common Stock

                                       of

                                OnDisplay, Inc.

                                       to

                            Wheels Acquisition Corp.

                           A Wholly Owned Subsidiary

                                       of

                              Vignette Corporation

                   (not to be used for signature guarantees)

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.001 per share (the "OnDisplay Shares"), of OnDisplay, Inc., a Delaware corporation ("OnDisplay"), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in the Prospectus dated June 2, 2000 (the "Prospectus"), or if time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Exchange Agent") prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See "The Offer-- Procedure for Tendering" in the Prospectus.

                      The Exchange Agent for the Offer is:

                    ChaseMellon Shareholder Services, L.L.C.

           By Mail:             By Facsimile:               By Hand:



   ChaseMellon Shareholder      (For eligible       ChaseMellon Shareholder
       Services, L.L.C.       institutions only)        Services, L.L.C.
        P.O. Box 3301           (201) 296-4293      120 Broadway, 13th Floor
  South Hackensack, NJ 07606                           New York, NY 10271

                        Confirm Facsimile by Telephone:
                                 (201) 296-4860
                            (For Confirmation Only)

                             By Overnight Courier:
                    ChaseMellon Shareholder Services, L.L.C.
                               85 Challenger Road
                                Mail Stop--Reorg
                           Ridgefield Park, NJ 07660

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

   The undersigned hereby tenders to Wheels Acquisition Corp. ("Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Vignette Corporation, a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of OnDisplay Shares set forth below, pursuant to the guaranteed delivery procedures set forth in "The Offer--Guaranteed Delivery" in the Prospectus.


 Signature(s): ______________________

                                          Address(es): _______________________

 Name(s) of Record Holders: _________


                                                                      Zip Code

 ____________________________________
       Please Type or Print

                                          Area Code and Tel. No.(s):

 Number of Shares:

                                          Check box if OnDisplay Shares will
 Certificate No(s). (if available)        be tendered by book-entry
                                          transfer: [_]

 Dated:                          , 2000


 Area Code and Tel. No.(s): _________     Account Number: ____________________

 Check box if Shares will be
 tendered by book-entry
 transfer: [_]


 Account Number: ____________________


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

                                   GUARANTEE

                   (Not to be used for signature guarantees)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, guarantees to deliver to the Exchange Agent either certificates representing the OnDisplay Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such OnDisplay Shares into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Prospectus), and any other documents required by the Letter of Transmittal, within three (3) Nasdaq trading days after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for OnDisplay Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _____________________________________________________________

 Address: __________________________________________________________________
 ___________________________________________________________________________
                                                                    Zip Code

 Area Code and Tel. No: ____________________________________________________

 Authorized Signature: _____________________________________________________
                                  Please Print
 Name: _____________________________________________________________________

 Title: ____________________________________________________________________

 Dated:                   , 2000

    NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
          CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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